Exhibit 99.1

NEWS RELEASE

Stage Stores Reports 17.4% Comparable Sales Increase for the Third Quarter, Raises Fiscal 2019 Guidance

HOUSTON, TX, November 21, 2019 - Stage Stores, Inc. (NYSE: SSI) today reported results for the third quarter ended November 2, 2019.

Third quarter highlights:

•	Comparable sales increased 17.4%.

•	Net loss was $15.9 million compared to net loss of $31.4 million in the third quarter 2018

•	Adjusted net loss improved by $26.3 million to $4.2 million.

•	Adjusted EBITDA improved $28.5 million to $15.3 million.

•	Converted 17 department stores to Gordmans off-price, bringing total year-to-date conversions to 89.

•	Excess availability under the credit facility at quarter end was $101 million, an increase of approximately $35 million compared to the end of the second quarter 2019.

•	Amazon Counter was expanded to approximately 700 of our stores, generating convenience for customers and increased store traffic.

“Our outstanding third quarter results give us further confidence in our decision to convert the entire company to an off-price business model,” commented Michael Glazer, Chief Executive Officer. “The 17.4% increase in third quarter comparable sales was driven by a variety of factors that encompass our guests’ positive reaction to the new Gordmans stores and our pre-conversion activities. The 89 department stores converted to off-price during 2019 delivered a combined sales increase of nearly 40% in the third quarter.

Our results also reflect that guests in our department stores are responding quite favorably as we celebrate sales and events prior to their store converting. Our expanded home business in department stores delivered a comparable sales increase of 180% in the third quarter. In the fourth quarter, we expect excitement to grow with our holiday marketing focusing on celebrating the last holiday season at our department stores with messages including “Last Black Friday Sale Ever” and “Last Christmas Sale Ever.” Notably, our pre-conversion promotional efforts do not involve incremental couponing or markdowns and as a result, retail margins have not been negatively impacted. In fact, in the third quarter, retail margins increased 130 basis points.

Additionally, we are thrilled with the early results of our Amazon partnership which is popular with Amazon customers and our loyal guests. Over 700 of our stores are now active pick-up points for Amazon Counter just in time for the holiday season. This will increase our traffic and provide Amazon shoppers with fast, flexible and convenient package pick-up.”

Michael Glazer continued, “Looking ahead, we remain on track to complete our conversions by the third quarter of fiscal 2020. Based on the outstanding results in the third quarter and strong momentum entering the fourth quarter, we are raising our full year guidance. We now project fiscal 2019 adjusted EBITDA of $35 million to $40 million, compared to prior guidance of $20 million to $25 million. This reflects revised annual comparable sales of +7% to +9%. We also expect to deliver positive cash flow for the full year 2019 of more than $35 million.”

Third Quarter Results
Third quarter 2019 results compared to third quarter 2018 results were as follows:

•	Net sales were $399 million compared to $347 million

•	Comparable sales increased 17.4%

•	Net loss was $15.9 million compared to net loss of $31.4 million

•	Adjusted net loss was $4.2 million compared to adjusted net loss of $30.5 million

•	Loss per share was $0.55 compared to loss per share of $1.11

•	Adjusted loss per share was $0.15 compared to adjusted loss per share of $1.08

•	Adjusted EBITDA was $15.3 million compared to adjusted EBITDA loss of $13.2 million

•	Converted 17 department stores to Gordmans off-price, bringing the year to date conversion total to 89

2019 Guidance
For 2019, the company provided the following annual guidance:

•	Net sales between $1,640 million and $1,670 million

•	Comparable sales increase of 7% to 9%

•	Adjusted EBITDA between $35 million and $40 million

•	Net loss between $65 million and $60 million, and tax rate of 0%

•	Adjusted net loss between $40 million and $35 million, and a tax rate of 0%

•	Loss per share between $2.25 and $2.10

•	Adjusted loss per share between $1.40 and $1.25

•	Convert 89 department stores to Gordmans off-price stores, open one new Gordmans stores, and close 60 department stores

•	Capital expenditures of $30 million

Lease Accounting
On February 3, 2019, we adopted ASU No. 2016-02, Leases, which resulted in a significant increase in our reported assets and liabilities associated with our leases. The recognition of rent expense and payments associated with these lease assets and liabilities will not result in material differences to operating income or cash flows compared to the previous accounting rules. The adoption of the new accounting standard will not impact our credit facility covenants. The company applied the new standard prospectively with a cumulative effect charge of $5.2 million, net of tax, to the opening accumulated deficit balance in the first quarter of fiscal 2019.

Conference Call / Webcast Information
The company will post a pre-recorded conference call today at 8:30 a.m. Eastern Time to discuss its results and guidance. Interested parties may access the company’s call by dialing 866-393-5631 and providing conference ID 5582308. Alternatively, interested parties may listen to an audio webcast of the call through the Investor Relations section of the company’s website (corporate.stage.com) under the “Webcasts” caption. A replay of the call will be available online through January 3, 2020.

About Stage Stores
Stage Stores, Inc. is a leading retailer of trend-right, name-brand values for apparel, accessories, cosmetics, footwear and home goods.  As of November 21, 2019, the company operates in 42 states through 614 BEALLS, GOODY'S, PALAIS ROYAL, PEEBLES and STAGE specialty department stores, and 158 GORDMANS off-price stores, as well as an e-commerce website at www.stage.com. For more information about Stage Stores, visit the company’s website at corporate.stage.com.

Use of Non-GAAP / Adjusted Financial Measures
The company reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures help to facilitate comparisons of company operating performance across periods. This release includes adjusted earnings (loss) before interest, taxes, depreciation and amortization (adjusted EBITDA), adjusted net loss and adjusted diluted loss per share, which are non-GAAP financial measures. A reconciliation of non-GAAP financial measures to the most comparable GAAP financial measures is provided in a table included with this release.

Caution Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of the company’s objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are based upon management’s then-current views and assumptions regarding future events and operating performance. Although management believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of its knowledge, forward-looking statements involve risks, uncertainties and other factors which may materially affect the company’s business, financial condition, results of operations or liquidity.

Forward-looking statements are not guarantees of future performance and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, economic conditions, cost and availability of goods, inability to successfully execute strategic initiatives, competitive pressures, economic pressures on the company and its customers, freight costs, the risks discussed in the Risk Factors section of the company’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”), and other factors discussed from time to time in the company’s other SEC filings. This release should be read in conjunction with such filings, and you should consider all of such risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the company makes on related subjects in its public announcements and SEC filings.

CONTACT:
Jean Fontana
646-277-1214
(Jean.Fontana@icrinc.com)

(Tables to follow)

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	November 2, 2019		November 3, 2018
	Amount	% to Sales (a)	Amount	% to Sales (a)
Net sales	$399,302	100.0%	$347,100	100.0%
Credit income	15,678	3.9%	13,324	3.8%
Total revenues	414,980	103.9%	360,424	103.8%
Cost of sales and related buying, occupancy and distribution expenses	315,494	79.0%	278,665	80.3%
Selling, general and administrative expenses	111,180	27.8%	109,774	31.6%
Interest expense	4,070	1.0%	3,350	1.0%
Loss before income tax	(15,764)	(3.9)%	(31,365)	(9.0)%
Income tax expense (benefit)	150	—%	(12)	—%
Net loss	$(15,914)	(4.0)%	$(31,353)	(9.0)%

Loss per share:
Basic	$(0.55)		$(1.11)
Diluted	$(0.55)		$(1.11)

Weighted average shares outstanding:
Basic	28,886		28,261
Diluted	28,886		28,261

(a) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Nine Months Ended
	November 2, 2019		November 3, 2018
	Amount	% to Sales (a)	Amount	% to Sales (a)
Net sales	$1,094,888	100.0%	$1,060,623	100.0%
Credit income	42,774	3.9%	43,143	4.1%
Total revenues	1,137,662	103.9%	1,103,766	104.1%
Cost of sales and related buying, occupancy and distribution expenses	888,297	81.1%	847,213	79.9%
Selling, general and administrative expenses	324,066	29.6%	327,965	30.9%
Interest expense	12,187	1.1%	8,253	0.8%
Loss before income tax	(86,888)	(7.9)%	(79,665)	(7.5)%
Income tax expense	450	—%	288	—%
Net loss	$(87,338)	(8.0)%	$(79,953)	(7.5)%

Loss per share:
Basic	$(3.04)		$(2.85)
Diluted	$(3.04)		$(2.85)

Weighted average shares outstanding:
Basic	28,706		28,059
Diluted	28,706		28,059

(a) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)
(Unaudited)

	November 2, 2019	February 2, 2019	November 3, 2018
ASSETS
Cash and cash equivalents	$26,268	$15,830	$25,825
Merchandise inventories, net	581,495	424,555	602,283
Prepaid expenses and other current assets	43,754	52,518	47,181
Total current assets	651,517	492,903	675,289

Property, equipment and leasehold improvements, net	181,716	224,803	229,942
Operating lease assets	319,036	—	—
Intangible assets	1,900	2,225	17,135
Other non-current assets, net	19,544	24,230	23,152
Total assets	$1,173,713	$744,161	$945,518

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$176,304	$106,825	$190,070
Current portion of debt obligations	5,000	4,812	3,555
Current portion of operating lease liabilities	75,709	—	—
Accrued expenses and other current liabilities	86,767	65,715	80,320
Total current liabilities	343,780	177,352	273,945

Long-term debt obligations	360,123	250,294	345,840
Long-term operating lease liabilities	275,604	—	—
Other long-term liabilities	30,703	61,990	62,809
Total liabilities	1,010,210	489,636	682,594

Commitments and contingencies

Common stock, par value $0.01, 100,000 shares authorized, 34,076, 33,469 and 33,458 shares issued, respectively	341	335	335
Additional paid-in capital	426,606	423,535	422,539
Treasury stock, at cost, 5,175 shares, respectively	(44,444)	(43,579)	(43,527)
Accumulated other comprehensive loss	(6,566)	(5,857)	(5,731)
Accumulated deficit	(212,434)	(119,909)	(110,692)
Total stockholders' equity	163,503	254,525	262,924
Total liabilities and stockholders' equity	$1,173,713	$744,161	$945,518

Stage Stores, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended
	November 2, 2019	November 3, 2018
Cash flows from operating activities:
Net loss	$(87,338)	$(79,953)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of long-lived assets	45,144	44,135
Impairment of long-lived assets	11,295	1,070
Gain on retirements of property, equipment and leasehold improvements	(302)	(505)
Non-cash operating lease expense	52,617	—
Stock-based compensation expense	2,276	3,854
Dividends charged to compensation expense	21	—
Amortization of debt issuance costs	512	248
Deferred compensation obligation	865	229
Amortization of employee benefit related costs and pension settlement charges	828	850
Construction allowances from landlords	4,833	757
Other changes in operating assets and liabilities:
Increase in merchandise inventories	(156,940)	(163,906)
Decrease in other assets	15,111	4,910
Decrease in operating lease liabilities	(56,234)	—
Increase in accounts payable and other liabilities	90,402	51,394
Net cash used in operating activities	(76,910)	(136,917)

Cash flows from investing activities:
Additions to property, equipment and leasehold improvements	(25,145)	(21,793)
Proceeds from insurance and disposal of assets	2,887	2,349
Net cash used in investing activities	(22,258)	(19,444)

Cash flows from financing activities:
Proceeds from revolving credit facility borrowings	419,397	481,384
Payments of revolving credit facility borrowings	(305,818)	(338,100)
Proceeds from long-term debt obligation	—	25,000
Payments of long-term debt obligations	(3,008)	(2,224)
Payments of debt issuance costs	(36)	(358)
Payments for stock related compensation	(929)	(424)
Cash dividends paid	—	(4,342)
Net cash provided by financing activities	109,606	160,936
Net increase in cash and cash equivalents	10,438	4,575

Cash and cash equivalents:
Beginning of period	15,830	21,250
End of period	$26,268	$25,825

Stage Stores, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

The following tables reconcile adjusted earnings (loss) before interest, taxes, depreciation and amortization (adjusted EBITDA), adjusted net loss and adjusted diluted loss per share, non-GAAP financial measures, to the most directly comparable GAAP measures, net loss and diluted loss per share (amounts in thousands, except per share data):

	Three Months Ended		Nine Months Ended
	November 2, 2019	November 3, 2018	November 2, 2019	November 3, 2018
Net loss (GAAP)	$(15,914)	$(31,353)	$(87,338)	$(79,953)
Interest expense	4,070	3,350	12,187	8,253
Income tax expense	150	(12)	450	288
Depreciation and amortization	15,272	13,988	45,144	44,135
Impairment of long-lived assets	9,680	—	11,295	1,070
Severance	425	819	2,928	938
Pre-opening expenses	560	—	3,457	—
Store closing services	1,038	—	2,216	—
Adjusted EBITDA (non-GAAP)	$15,281	$(13,208)	$(9,661)	$(25,269)

Net loss (GAAP)	$(15,914)	$(31,353)	$(87,338)	$(79,953)
Impairment of long-lived assets	9,680	—	11,295	1,070
Severance	425	819	2,928	938
Pre-opening expenses	560	—	3,457	—
Store closing services	1,038	—	2,216	—
Adjusted net loss (non-GAAP)	$(4,211)	$(30,534)	$(67,442)	$(77,945)

Diluted loss per share (GAAP)	$(0.55)	$(1.11)	$(3.04)	$(2.85)
Impairment of long-lived assets	0.34	—	0.39	0.04
Severance	0.01	0.03	0.10	0.03
Pre-opening expenses	0.02	—	0.12	—
Store closing services	0.04	—	0.08	—
Adjusted diluted loss per share (non-GAAP) (a)	$(0.15)	$(1.08)	$(2.35)	$(2.78)

(a) Per share amounts may not foot due to rounding.

Stage Stores, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(Unaudited)

Fiscal 2019 guidance range (amounts in millions, except per share data):

	Fiscal 2019		Fiscal 2018
	Low	High
Net loss (GAAP)	$(65)	$(60)	$(88)
Interest expense	16	16	12
Income tax expense	1	1	—
Depreciation and amortization	58	58	59
Impairments, severance, pre-opening and store closing services	25	25	19
Adjusted EBITDA (non-GAAP)	$35	$40	$2

Net loss (GAAP)	$(65)	$(60)	$(88)
Impairments, severance, pre-opening and store closing services	25	25	19
Adjusted net loss (non-GAAP)	$(40)	$(35)	$(69)

Diluted loss per share (GAAP)	$(2.25)	$(2.10)	$(3.13)
Impairments, severance, pre-opening and store closing services	0.85	0.85	0.68
Adjusted diluted loss per share (non-GAAP)	$(1.40)	$(1.25)	$(2.45)